As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-296380

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Newegg Commerce, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	98-1608057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Newegg Commerce, Inc.
21688 Gateway Center Drive, Suite 300

Diamond Bar, CA 91765
Telephone: +1 (626) 271-9700

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global, Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
Telephone: +1 (800) 221-0102

(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Katherine J. Blair, Esq. Jones Day 555 S. Flower St., 50th Floor Los Angeles, CA 90071 Telephone: +1 (213) 489-3939	David C. Lee, Esq. Jones Day 3161 Michelson Drive, Suite 800 Irvine, CA 92612 Telephone: +1 (949) 851-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Newegg Commerce, Inc. is filing this Amendment No. 1 (the “Amendment”) to the registration statement on Form F-3 (Registration No. 333-296380) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists of only the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged from the Registration Statement filed on June 1, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, provided that such person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, such person had no reasonable cause to believe that their conduct was unlawful.

Pursuant to the terms of the Amended and Restated Shareholders Agreement, as amended (the “Shareholders Agreement”), for the Company, all directors of the Company and the directors or managers of each of its subsidiaries shall not be liable for, and shall be indemnified and held harmless by the Company against any losses, liabilities and reasonable expenses (including reasonable attorneys’ fees) arising from proceedings in which such indemnitee may be involved, as a party or otherwise, by reason of he or she being such a director of the Company or director or manager of any subsidiary thereof, or by reason of his or her involvement in the management of the affairs of the Company or its subsidiaries, whether or not he or she continues to be such at the time any such loss is paid or incurred. Notwithstanding the foregoing, an indemnitee shall not be held harmless or indemnified under Shareholders Agreement for such losses, liabilities and expenses arising out of the fraud, dishonesty, intentional misconduct, or knowing or reckless breach of the indemnitee’s obligations under the Shareholders Agreement, or the bad faith of such indemnitee. In addition, the indemnitee shall be entitled to indemnification by the Company against reasonable expenses as incurred by the indemnitee in connection with the defense of any action to which the indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits are incorporated by reference into this registration statement or are filed herewith and made a part hereof:

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Company	*
3.1	Amended and Restated Memorandum and Articles of Association	Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K, filed April 7, 2025.
4.1	Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1/A, filed December 10, 2021.
4.2	First Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed on April 28, 2022.
4.3	Second Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 99.3 to the Company’s Report on Form 6-K filed on September 2, 2022.
4.4	Third Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K filed on August 15, 2025.
4.5	Form of Warrant	*
4.6	Description of Securities	Incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F (File No. 001-34661) filed on April 28, 2022.
5.1	Opinion of Conyers, Dill & Pearman, British Virgin Islands counsel, relating to the base prospectus	Previously filed.
5.2	Opinion of Jones Day, U.S. counsel, relating to the base prospectus	Previously filed.
23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm	Previously filed.
23.2	Consent of Conyers, Dill & Pearman	Included in Exhibit 5.1.
23.3	Consent of Jones Day	Included in Exhibit 5.2.
24.1	Power of Attorney	Included in signature page of this registration statement. Previously filed.
107	Filing Fee Table.	Filed herewith.

*	To be filed by amendment or incorporated herein by reference to a subsequently furnished Report on Form 6-K.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Diamond Bar, State of California, on June 10, 2026.

NEWEGG COMMERCE, INC.

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer and Director	June 10, 2026
Anthony Chow	(Principal Executive Officer)

/s/ Christina Ching	Chief Financial Officer (Principal	June 10, 2026
Christina Ching	Financial and Accounting Officer)

/s/ *	Chairman	June 10, 2026
Zhitao He

/s/ *	Director	June 10, 2026
Fred Faching Chang

/s/ *	Director	June 10, 2026
Brian Burns, Jr.

/s/ *	Director	June 10, 2026
Fuya Zheng

/s/ *	Director	June 10, 2026
Poi Wu

/s/ *	Director	June 10, 2026
Richard Weil

* By:	/s/ Christina Ching
Christina Ching
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on June 10, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President